Exhibit 10.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

KMTEX
TOLLING AGREEMENT

This Agreement effective July 1, 2012, is between KMTEX LLC, a Texas Limited Liability Corporation, having an office at 333 North Sam Houston Parkway, East, Suite 1250, Houston, Texas 77060 (hereafter called MANUFACTURER) and Vertex Energy, Inc., a Nevada Corporation having an office for the purposes of this Agreement at 200 Atlantic Pipeline Road, Baytown, TX 77520 (hereafter called CUSTOMER); also collectively referred to as the “Parties”.

RECITALS

MANUFACTURER and CUSTOMER hereby desire to establish a relationship whereby MANUFACTURER shall provide certain Services for CUSTOMER in exchange for a fee from CUSTOMER in accordance with the terms and conditions set forth below.

AGREEMENT

The Parties, in consideration of the premises and the agreement contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1	“Agreement” in this Tolling Agreement, and shall have the meaning ascribed to it in the preamble.

Section 1.2             “CUSTOMER” shall have the meaning ascribed to it in the preamble.

Section 1.3	“CUSTOMER Raw Materials” (aka Feed) means the Raw Materials specified in Attachment-A as supplied to MANUFACTURER by CUSTOMER.

Section 1.4	“Effective Date” shall mean the date in the Preamble.

Section 1.5	“Feed” means any and all products as listed in Attachment-A to be supplied by CUSTOMER in accordance with the specifications set forth in said attachment.

Section 1.6	“Fees” shall mean all compensation for the Toll manufacture of the Finished Products including without limitation any and all costs related to (i) quality control, picking up, transporting and handling of the Raw Materials, (ii) conversion of Feed into Finished Product, and (iii) quality control, warehouse and handling of the Finished Products, under the schedule of fees shown in Attachment-D.

Section 1.7	“Finished Products” means any and all products as listed in Attachment-B to be produced by MANUFACTURER in accordance with the specifications set forth in said attachment.

Section 1.8	“Hazardous Waste(s)” means any hazardous waste as that term is defined under applicable Laws.

Section 1.9	“HSE” or “SHE” means health, safety, and environment.

Section 1.10	“Intermediates” shall mean the materials that are in the state of being processed by MANUFACTURER into Finished Products.

Section 1.11	“Laws” means federal, state, and local rules, orders, laws, ordinances, and regulations applicable to any activities carried out under or incidental to the provisions of this Agreement and/or any amendments to it.

Section 1.12	“MANUFACTURER” shall have the meaning ascribed to it in the preamble.

Section 1.13	“MANUFACTURER’S Facility” means the MANUFACTURER’S facility located at 2450 S. Gulfway Dr, Port Arthur, Texas, which is to be utilized for the performance of Services hereunder.

Section 1.14	“MSDS” means Material Safety Data Sheet.

Section 1.15	“Manufacturer Supplied Materials” shall mean those materials supplied by MANUFACTURER as identified in Attachment A, Raw Materials.

Section 1.16           “Parties” shall have the meaning ascribed to it in the preamble.

Section 1.17	“Reporting Procedures” means those procedures set out in Attachment-F.

Section 1.18	“Services” shall mean the services MANUFACTURER provides or performs pursuant to this Agreement.

Section 1.19	“Specification(s)” means the specifications for each Product covered in this Agreement. Specifications for CUSTOMER’S and MANUFACTURER’S Feed(s) are located in Attachment A. Specifications for Finished Product(s) is located in Attachment B.

Section 1.20	“Terminalling” means handling and storage of Raw Materials, Intermediates, and/or Finished Products.

Section 1.21	“Toll” or “Tolling” means to convert/process Raw Materials into Finished Products.

Section 1.22	“Tolling Waste(s)” (aka Waste(s)) means any waste, as that term is defined under applicable Laws, resulting from the Tolling of CUSTOMERS Raw Materials into Finished Products under the Tolling Agreement.

Section 1.23	Attachments:
	Attachment-A	Raw Materials

Attachment-B	Finished Product
Attachment-C	Yields

Attachment-D	Fees & Quantities
Attachment-E	Energy Surcharge

Attachment-F	Reporting Procedures

ARTICLE II
TERM and TERMINATION

Section 2.1	This agreement commences on the Effective Date and its Initial Term shall expire on June 30, 2014, subject to the other provisions in this Agreement, or as otherwise agreed to by the Parties.

Section 2.2	Each Party has the right to terminate this Agreement upon ninety (90) days prior written notice to the other Party. After termination or expiration, CUSTOMER’s sole obligation shall be to purchase Finished Products which MANUFACTURER has completed for CUSTOMER and to pay for the return to CUSTOMER of CUSTOMER’s Raw Materials in MANUFACTURER’s possession. In no event shall either Party claim or receive actual, special, consequential or punitive damages, or anticipated profits for work not performed.

Section 2.3	Each Party has the right to terminate this Agreement immediately (or suspend its performance) if either Party materially breaches a provision of this Agreement.

Section 2.4	Upon the expiration date of the Initial Term and each Extension Term thereafter, this Agreement, if not terminated by either party by written notice to the other, received within ninety (90) days prior to the expiration of the Initial Term (or any Extension Term), shall be automatically renewed for a successive one (1) year period (an “Extension Term”). This Agreement shall be above to be extended for up to six (6) Extension Terms.

  ARTICLE III
  QUANTITY

Section 3.1	MANUFACTURER agrees to Toll Raw Materials specified in Attachment-A, “Raw Materials”, to the specified Finished Product specifications in Attachment-B, “Finished Product”, up to the projected annual quantities estimated during the term of this contract as specified in Attachment-D, “Fees & Quantities”.

Section 3.2	Estimated annual volumes of Finished Products specified in Attachment-D, “Fees & Quantities”, were used to develop the terms and conditions of this Agreement. Rules governing these volumes are as follows and shall be considered binding:
(i)	Annual volumes will not exceed 200% of estimated pounds without prior written approval from both Parties.

(ii)	Annual volumes shall not fall short of estimated volumes by more than 25% without prior written approval by both Parties.
(iii)	The activation of either (i) or (ii) will be sufficient cause for MANUFACTURER to review utilization of MANUFACTURER’s Facilities and to adjust Fees as necessary for remainder of Agreement period. CUSTOMER shall have the right to accept or reject adjusted Fees. Should CUSTOMER reject adjusted Fees, MANUFACTURER has the right to cancel the remaining period of the Agreement upon 90 day written notice to CUSTOMER. The Fees at the time of the notice of cancellation shall apply for the remainder of the 90 day notice period.

  ARTICLE IV
  CUSTOMER RAW MATERIALS

Section 4.1	CUSTOMER shall, from time to time, furnish for its own account, quantities of one or more CUSTOMER Raw Materials specified in Attachment-A, “Raw Materials”. MANUFACTURER will use these materials exclusively to manufacture Finished Product(s) for CUSTOMER.

Section 4.2	CUSTOMER Raw Materials shall be delivered to MANUFACTURER by rail, barge, drum, or truck at CUSTOMER’S expense. The Parties shall mutually agree on delivery dates for delivery of CUSTOMER Raw Materials to MANUFACTURER’s Facility. MANUFACTURER shall be deemed to have custody and responsibility (but not title) of CUSTOMER Raw Materials as follows:
(i)	When arriving by truck, commencing at the time MANUFACTURER accepts receipt of CUSTOMER Raw Materials by signing a receipt for same.

(ii)	When arriving by rail, commencing when MANUFACTURER breaks the seal of the rail car for unloading purposes.
(iii)	When shipped by rail, terminating when MANUFACTURER seals the rail car.

(iv)	When shipped by carrier other than rail, terminating when CUSTOMER’s customer or carrier signs a shipment receipt at MANUFACTURER’s Facility or signs an acceptance receipt at CUSTOMER’s facility, whichever occurs first.

Section 4.3	For CUSTOMER Raw Material arriving by rail, MANUFACTURER agrees to inspect such rail upon arrival at MANUFACTURER’s Facility to determine whether or not the seals are broken and for other signs of vandalism or theft. If any such vandalism or theft has occurred, MANUFACTURER shall promptly notify CUSTOMER.

Section 4.4	A Certificate of Analysis (C of A) shall accompany all Raw Materials provided by CUSTOMER. If such C of A’s do not conform with said specifications, MANUFACTURER shall notify CUSTOMER of such nonconformity and MANUFACTURER shall not receive nor use such nonconforming Raw Materials in performance of this Agreement unless CUSTOMER gives written notice that it waives the nonconformity. If CUSTOMER notifies MANUFACTURER in writing that it waives the nonconformity as to the particular lot of nonconforming Raw Material, MANUFACTURER shall not be liable for failure of the Finished Product produced from such particular lot to meet Finished Product specifications set forth in Attachment-B, provided that such failure results solely from the failure of such particular lot of nonconforming Raw Material to meet Raw Material specifications. Any waiver of or failure to meet Raw Material specifications shall be singular in nature and shall not imply that a similar failure in a subsequent lot will be waived.

Section 4.5	Whether CUSTOMER Raw Materials shall be delivered to MANUFACTURER by rail, barge, drum, or truck, MANUFACTURER will obtain the Bill of Lading and Material Safety Data Sheet that accompany such Raw Materials. MANUFACTURER shall not accept, or sign for, any potential Raw Material that is accompanied by a Uniform Hazardous Waste Manifest (promulgated by the Environmental Protection Agency or other Federal or State Government) on behalf of CUSTOMER. Should CUSTOMER have any material delivered to MANUFACTURER, that was not accompanied by a Uniform Hazardous Waste Manifest, that is later classified as a hazardous waste, CUSTOMER will indemnify and hold harmless MANUFACTURER and be responsible for all costs and fines resulting from waste material being terminalled through KMTEX under this Agreement.

Section 4.6	Upon receipt of CUSTOMER Raw Materials at MANUFACTURER’s Facility as described in section 4.2, MANUFACTURER will be solely responsible for the receiving, handling, storing, and safekeeping of such materials.

Section 4.7	Sole right and title to CUSTOMER’s Raw Materials hereunder shall remain in CUSTOMER at all times until it becomes part of Finished Product(s). MANUFACTURER shall not sell, transfer, grant any security interest in, encumber or otherwise dispose of any interest of CUSTOMER in the CUSTOMER Raw Materials.

Section 4.8	Except for provisions included in other sections of this Agreement, MANUFACTURER agrees to pay and satisfy any and all reasonable claims for labor, equipment and material employed or used in any way by it in connection with the storage and handling of CUSTOMER’s Raw Material and (except for CUSTOMER’s non-payments) to permit no liens of any kind to be fixed upon or against CUSTOMER’s Raw Materials.

Section 4.9	Raw Materials not directly provided by CUSTOMER will be purchased using CUSTOMER’s Raw Material Specifications detailed in Attachment-A, “Raw Materials”.

  ARTICLE V
  WAREHOUSING/STORAGE

Section 5.1	To the extent that CUSTOMER Raw Materials and Finished Products are stored at MANUFACTURER’s Facility, MANUFACTURER shall provide sufficient and appropriate facilities for such storage taking into account segregation by type of Raw Materials and Finished Products.

Section 5.2	Fees, charges and other applicable compensation to MANUFACTURER for services covered in Section 5.1 above shall be specified in Attachment-D, “Fees & Quantities”, except that the “Charges” for energy shall be specified in Attachment E, “Energy Surcharge”.

  ARTICLE VI
  CONVERSION RATIOS and INVENTORY IMBALANCES

Section 6.1	MANUFACTURER shall Toll CUSTOMER Raw Materials into Finished Products solely for the account of CUSTOMER.

Section 6.2	Sole right and title to Finished Products hereunder shall remain in CUSTOMER at all times. MANUFACTURER shall not sell, transfer, grant any security interest in, encumber or otherwise dispose of any interest of CUSTOMER in the Finished Product, unless CUSTOMER is in default of payment or breach of this Agreement.

Section 6.3	At least annually, MANUFACTURER will permit CUSTOMER or an independent inspector to inspect MANUFACTURER’s inventories and records to certify to CUSTOMER the inventory quantities of the CUSTOMER Raw Materials and Finished Products as of the date of certification. CUSTOMER and MANUFACTURER will reconcile in writing any differences as to the exact quantities available as of the date of such certification.

Section 6.4	MANUFACTURER shall meet or exceed the Yield Targets defined in Attachment-C, “Yields”, of the Agreement.

Section 6.5	MANUFACTURER shall be liable to CUSTOMER for any CUSTOMER Raw Material net shortage imbalance incurred in MANUFACTURER’s control and possession. The rules/procedures for determining and resolving MANUFACTURER’s liability to CUSTOMER for such inventory imbalances are detailed in Attachment-C, “Yields”.

ARTICLE VII
  CONVERSION CHARGES and INVOICING

Section 7.1	MANUFACTURER shall invoice CUSTOMER for “processing/converting, storage, transportation and handling of Finished Products” in accordance with the schedule of fees in Attachment-D, “Fees & Quantities”.

Section 7.2	When applicable, MANUFACTURER shall invoice CUSTOMER for “all other items and special requests not included in Section 7.1” in accordance with the schedule of fees in Attachment-D, “Fees & Quantities”.

Section 7.3	Energy Surcharges will be calculated and invoiced in accordance to Attachment-E, “Energy Surcharge”.

Section 7.4	Demurrage charges that result from the actions of the MANUFACTURER shall be paid by the MANUFACTURER. Demurrage charges that result from the actions of the CUSTOMER shall be paid by the CUSTOMER.

Section 7.5	All fees under this agreement include all applicable taxes, costs, and expenses unless noted otherwise.

Section 7.6	Any tax or other government levy, charge, fee or increase in same, hereafter becoming effective, which increases CUSTOMER’s cost to manufacture, waste storage, treatment and/or disposal, or sale covered by this Agreement may, at CUSTOMER’s option be added to the price of Finished Product shipped under this agreement upon thirty (30) days’ prior written notice to CUSTOMER unless such tax, levy charge, fee or increase is the result of a penalty incurred by the MANUFACTURER as a result of its negligence or its failure to comply with applicable laws and regulations or governmental orders or decrees. Finally, nothing in this Article 7 will cause the CUSTOMER to be responsible for any of the aforementioned taxes and/or charges to the extent that MANUFACTURER has received or is eligible to receive, credit for the payments of these taxes/charges by normal and/or proper filing of documents with the relevant government authority.

Section 7.7	The terms of payment for any monies owed by CUSTOMER to MANUFACTURER under this Agreement shall be thirty (30) days from the date of MANUFACTURER’s invoice to CUSTOMER.

Section 7.8	If, in the opinion of MANUFACTURER, the financial status of CUSTOMER shall, at any time become impaired, MANUFACTURER will notify CUSTOMER in writing and allow CUSTOMER ten (10) days to respond prior to making the decision to restrict or cease providing services to MANUFACTURER under this Agreement except upon receipt of cash or security satisfactory to MANUFACTURER.

Section 7.9	Unless otherwise noted in Attachment-D “Fees and Quantities”, at the beginning of each twelve (12) month period from the Effective Date of this Agreement, the manufacturing costs for products and services covered in this Agreement will be reviewed and escalated as necessary to compensate for changes that occurred in the previous period as mutually agreed to by both parties. The minimum escalation will be based on the increase in the CPIU for, All Urban Consumers, South, Size Class B/C - CUURX300SA0, (December 1996 = 100) not seasonally adjusted, as published by the United States Department of Labor, Bureau of Labor Statistics in January of each year (or in any subsequent month if, for any reason index is not published in January) for the immediately preceding calendar year.

ARTICLE VIII
QUALITY and MANAGEMENT OF CHANGE

Section 8.1	Finished Product(s) produced by conversion of Raw Materials will be in accordance with CUSTOMER’s Manufacturing and Product Specifications as indicated in Attachment-B, “Finished Product”.

Section 8.2	MANUFACTURER shall test or cause to be tested each “lot” of Finished Product as specified in Attachment-B, “Finished Product”, for compliance with specifications before shipment to CUSTOMER or its designee. MANUFACTURER shall retain a sample of each “lot” tested for a period of six (6) months. For each “lot” shipped, MANUFACTURER shall prepare a certificate of analysis setting forth the items tested, the specifications and test results and forward the certificates to CUSTOMER or its designee at the time the Finished Product is shipped.

Section 8.3	MANUFACTURER will be responsible for the handling, storage, and security of the Finished Product(s) while at MANUFACTURER’s Facility.

Section 8.4	Changes in Raw Material specifications and/or Finished Product specifications as described in Attachments-A, “Raw Materials”, & -B, “Finished Product”, will only be by mutual agreement, and will be reflected in modified versions of Attachments-A, “Raw Materials” & -B, “Finished Product”. If more than sixty (60) days pass following the receipt of CUSTOMER’s request and MANUFACTURER and CUSTOMER have not agreed upon mutually acceptable terms and conditions associated with CUSTOMER’s request, then either Party, may, at any time thereafter, terminate this agreement or cancel its remaining purchase obligations with respect to such Finished Product(s) by sending ninety (90) days written notice and meeting the requirements of the conditions in the Rights After Termination section of this Agreement.

Section 8.5	In the event it is anticipated by either Party that a change to the Raw Material specifications, Finished Product specifications, or to any other specification and/or process will result in a change in the Fee as specified in Attachment-D “Fees & Quantities”, the Parties shall, upon mutual written agreement adjust the Fee(s) set forth in this Agreement. If agreement cannot be reached as to the adjusted price, then the existing Fee will continue to apply for Finished Product(s) manufactured to the specifications currently in this Agreement for the succeeding ninety (90) day period. In the event agreement cannot be reached during that period, either Party may upon further ninety (90) days written notice, cancel this Agreement without penalty one to the other and meeting the requirements of the conditions in the Rights After Termination section of this Agreement.

Section 8.6	MANUFACTURER shall allow CUSTOMER to conduct reviews on a regular basis to determine the extent MANUFACTURER is satisfying the CUSTOMERS requirements as defined in this Agreement.

Section 8.7	Any Finished Product(s) that fails to meet the specifications set forth in Attachment-B “Finished Product”, of this Agreement due to MANUFACTURER’s error shall be deemed Non-Conforming, except to the extent CUSTOMER agrees to accept any portion of such Non-Conforming Finished Product that has been reworked to meet specifications.

  ARTICLE IX
  MEASUREMENTS

Section 9.1            In-Bound Feed Material-

a.	If Feed material is delivered to MANUFACTURER’s facility by truck, the weight of Feed as determined from MANUFACTURER’s scale at the time of shipment shall be the applicable weight.

b.	If Feed material is delivered to MANUFACTURER’s facility by rail, the calculated weight of the Feed material as measured by the rail car strapping charts at the time of shipment shall be the applicable weight. If that weight is not provided, MANUFACTURER will strap the rail car and calculate the weight of the Feed.

c.	If Feed material is delivered to MANUFACTURER’s facility by barge, the calculated weight of the Feed material as measured by the barge surveyor at the time of discharge shall be the applicable weight. CUSTOMER is responsible for all costs associated with inspector/surveyor and tankerman. Barge unloading/loading must begin during daylight hours.

Section 9.2            Out-Bound Finished Product-

a.	If the Finished Product is shipped from MANUFACTURER’s facility to CUSTOMER or CUSTOMER’s designee by truck, the weight of the Finished Product as determined from MANUFACTURER’s scale at the time of shipment shall be the applicable weight, subject to random confirmation upon arrival at CUSTOMER’s designated destination.

b.	If the Finished Product is shipped from MANUFACTURER’s facility to CUSTOMER or CUSTOMER’s designee by rail, the calculated weight of the Finished Product as measured by the rail strapping charts at the time of shipment shall be the applicable weight.

c.	If the Finished Product is shipped from MANUFACTURER’s facility to CUSTOMER or CUSTOMER’s designee by barge, the calculated weight of the Finished Product as measured by the barge surveyor at the time of discharge shall be the applicable weight. CUSTOMER is responsible for all costs associated with inspector/surveyor and tankerman. Barge unloading/loading must begin during daylight hours.

  ARTICLE X
  RISK OF LOSS

Section 10.1	Risk of loss for all CUSTOMER Raw Materials shall pass to MANUFACTURER upon receipt of such materials at MANUFACTURER’s Facility as defined in Section 4.2 of this Agreement. In the event of any loss of CUSTOMER Raw Materials while in the possession of MANUFACTURER other than consumption of the CUSTOMER Raw Materials in the production of Finished Products meeting the CUSTOMER specifications in this Agreement, MANUFACTURER shall either: (i) reimburse CUSTOMER for the cost of replacing such CUSTOMER Raw Materials or (ii) replace the lost CUSTOMER Raw Materials with raw materials meeting the specifications of Attachment-A. The monetary value of CUSTOMER Raw Materials will be valued per instructions set forth in Attachment-A, “Raw Materials”.

Section 10.2	Risk of loss for all Finished Product produced by MANUFACTURER shall pass to MANUFACTURER upon the completion of production of such Finished Products until delivered to CUSTOMER. Delivery of Finished Product to CUSTOMER occurs as follows at which time risk of loss passes from MANUFACTURER to CUSTOMER:
(i)	As shipped by rail, when MANUFACTURER secures seal to rail car.

(ii)	As shipped by carrier other than rail, when CUSTOMER, or the carrier assigned by CUSTOMER, signs for receipt of load at MANUFACTURER’s facility.

Section 10.3	MANUFACTURER’s risk of loss is limited to the CUSTOMER Raw Material costs and freight costs; specifically MANUFACTURER is not responsible for replacement, alternative supply costs, expediting costs, special, indirect, incidental, punitive, exemplary, consequential damages, or loss including but limited to lost profits, loss of business opportunity, or other similar damages.

ARTICLE XI
MANUFACTURER WARRANTIES

Section 11.1	Acknowledge and agrees that it is solely responsible for and in control of operations at MANUFACTURER’s Facility and for any leaks, spill, discharge, release emission or other disposal which may occur in connection with the performance of this Agreement, except those that are due to CUSTOMER’s gross negligence.

Section 11.2	Warrants that, at the time of delivery, any Finished Product supplied by MANUFACTURER shall (i) meet the Specifications for such Finished Product as defined in Attachment-B. “Finished Product” of this Agreement, and (ii) be conveyed with good title, free from any lawful security interest, lien or encumbrance, unless CUSTOMER is in default of payment or breach of this Agreement.

Section 11.3	Represent and agree that it has knowledge of and expertise as to the Raw Materials used, waste generated, procedures and processes employed and/or Finished Products manufactured hereunder, including without limitation, that is has trained its employees in the safe handling of all materials, that it has implemented every reasonable precaution to minimize any hazard in the performance of this Agreement and that it has protected its employees from such hazard.

Section 11.4	Prepare Finished Products for shipment and loading shipping containers in accordance with specifications or instructions provided by CUSTOMER, or industry practice when not specified by CUSTOMER and making products available to a common carrier.

Section 11.5	MANUFACTURER has sole responsibility for compliance with all applicable laws, rules and regulations in connection with manufacture and storage of Raw Materials and Finished Product(s) and the generation, storage, transportation, and disposal of all waste, including by-products, arising out of the manufacturing and packaging of Finished Product(s) hereunder, including the cleaning of manufacturing equipment.

Section 11.6	Maintain production, raw materials, product inventory, product quality control and raw material control records, tracking or lot assignment numbers and retain samples of all production lots for a period of one (1) year from date of production and report the same to CUSTOMER in writing if requested.

 ARTICLE XII
CUSTOMER WARRANTIES

Section 12.1	Provide to MANUFACTURER technical information relating to the Raw Materials and Finished Products including procedures for manufacturing the Finished Product(s), quality control and test specifications, labeling instructions, MSDS’s and such other information as may be required to enable MANUFACTURER to manufacture Finished Product(s) during the term of this Agreement.

Section 12.2	Provide the identified Raw Materials per Attachment-A that meets CUSTOMER’s specifications, also found in Attachment-A, at no cost to MANUFACTURER, with delivery at such times as to allow MANUFACTURER to perform the manufacture of Finished Products under the terms of this Agreement.

Section 12.3	Provide MANUFACTURER with projections on a quarterly basis or when requested by MANUFACTURER of the product mix to be manufactured for CUSTOMER that is mutually agreed on by both Parties.

Section 12.4	Issue orders based on specified lead-times for Finished Product with delivery dates that specify the quantity, time, and place for delivery of Finished Product. MANUFACTURER will in a timely manner, confirm availability to manufacture and deliver Finished Product as directed in CUSTOMER’s orders for Finished Product. Finished Product will be shipped in mutually acceptable types and sizes of tank trucks or trailers or other acceptable means of transportation.

Section 12.5	Provide to MANUFACTURER at no cost to MANUFACTURER, technical assistance to affect the efficient transfer of Finished Product manufacturing and quality control expertise, test specifications, labeling instructions, Material Safety Data Sheets and provide subsequent technical assistance as MANUFACTURER may reasonable require throughout the term of this Agreement.

Section 12.6	Provide Material Safety Data Sheets for the product on Attachment-A, “Raw Materials”.

Section 12.7	Provide documentation relative to the Toxic Substances Control Act (TSCA) and, if Finished Product is to be exported, similar foreign chemical control laws including but not limited to documentation relevant to compliance with the TSCA Chemical Substances Inventory for all raw materials, intermediates, and components in Finished Product and the Finished Product itself. Such documentation will be subject to the approval and acceptance by MANUFACTURER.

  ARTICLE XIII
  DISCLAIMER OF WARRANTIES

Section 13.1	There are no warranties which extend beyond the face hereof, and with the exception of the warranties expressed in this agreement, neither party makes any other warranty, express or implied, statutory or otherwise, concerning either the Raw Materials or the Finished Product(s), including without limitation, any warranty of fitness for a particular purpose, warranty of merchantability or warranty against infringement of patent.

  ARTICLE XIV
  CLAIMS

Section 14.1	CUSTOMER shall test or cause to be tested all Finished Product processed by MANUFACTURER hereunder promptly upon receipt thereof. All claims pertaining to product quality (“Claims”) of CUSTOMER shall be deemed waived and forever barred unless CUSTOMER notifies MANUFACTURER of the nature and details of the Claim in writing within ninety (90) days after delivery of the Finished Product to the CUSTOMER or CUSTOMER’s designee.

  ARTICLE XV
  INDEMNIFICATION

Section 15.1	To the fullest extent permitted by applicable law, MANUFACTURER shall defend, indemnify and hold harmless CUSTOMER, its parents, subsidiaries and affiliates, and each of its respective agents, servants, employees, officers and directors (as used in this Section 15.1, “Indemnified Parties”) from and against any and all liability, suits, losses, demands, causes of action, fines, penalties, damages, and claims of any kind or nature, including reasonable attorney’s fees and costs (as used in this Section 15.1, collectively “Claims”) which CUSTOMER may hereafter incur, pay out or become responsible for as a result of death or bodily injury to any person (including employees of MANUFACTURER), destruction or damage to property, contamination of, adverse effects on, or imminent or substantial endangerment of, or release or threat of release into the environment, or any threatened or actual release of hazardous substance, or any violation or alleged violation of or liability under any governmental laws, regulations, rules or orders to the extent caused by, arising out of or in any manner connected with MANUFACTURER’s negligent acts, omissions, breaches of this Agreement, or failure to comply with applicable laws in the performance of its obligations hereunder.

Section 15.2	To the fullest extent permitted by applicable law, CUSTOMER shall defend, indemnify and hold harmless MANUFACTURER, its parents, subsidiaries and affiliates, and each of its respective agents, servants, employees, officers and directors (as used in this Section 15.2, “Indemnified Parties”) from and against any and all liability, suits, losses, demands, causes of action, fines, penalties, damages, and claims of any kind or nature, including reasonable attorney’s fees and costs (as used in this Section 15.2, collectively “Claims”) which MANUFACTURER may hereafter incur, pay out or become responsible for as a result of death or bodily injury to any person (including employees of CUSTOMER), destruction or damage to property, contamination of, adverse effects on, or imminent or substantial endangerment of, or release or threat of release into the environment, or any threatened or actual release of hazardous substance, or any violation or alleged violation of or liability under any governmental laws, regulations, rules or orders to the extent caused by, arising out of or in any manner connected with CUSTOMER’s negligent acts, omissions, breaches of this Agreement, or failure to comply with applicable laws in the performance of its obligations hereunder.

Section 15.3	The indemnification obligations contained in this section shall specifically survive termination of this Agreement.

Section 15.4	Indemnified Parties shall have the right to select counsel and control any claims or obligations arising hereunder.

Section 15.5	IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, CONSEQUENTIAL DAMAGES OR LOSS INCLUDING, LOST PROFITS, LOSS OF BUSINESS OPPORTUNITY OR OTHER SIMILAR DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NO LIMITATION OR DISCLAIMER OF LIABILITY SHALL APPLY TO CLAIMS OR LIABILITIES BASED UPON ACTUAL DAMAGES RELATED TO DAMAGES SUFFERED OR INCURED BY A THIRD PARTY FOR WHICH A PARTY TO THIS AGREEMENT IS ENTITLED TO INDEMNIFICATION UNDER THIS PARAGRAPH.

  ARTICLE XVI
  INSURANCE

MANUFACTURER shall maintain, at its sole cost, at all times while performing work hereunder, the insurance coverage set forth below with companies satisfactory to CUSTOMER with full policy limits applying.

a.	Workers Compensation Insurance covering all employees in accordance with the statutory requirements of the State of Texas in which the services hereunder are rendered.

b.	Employer’s Liability Insurance in an amount not less than $100,000 for each accident.

c.	Comprehensive General Liability Insurance, including Property Liability, completed operations, blanket contractual, MANUFACTURER’S protective in the following amounts:

Bodily Injury                                         $3,000,000 each occurrence
                                                                                                 $3,000,000 aggregate

Property Damage                                  $3,000,000 each occurrence

                                $3,000,000 aggregate

Pollution & Environmental Impairment Insurance
$1,000,000 per occurrence
$2,000,000 aggregate
$5,000,000 umbrella

d.	All Risk Property Insurance in sufficient amounts to cover the loss of CUSTOMER’s property in MANUFACTURER’s care, custody, and control.

Nothing contained in these provisions relating to coverage and amounts set out herein shall operate as a limitation of MANUFACTURER’s liability in tort or contracted for under terms of this Agreement.

  ARTICLE XVII
  TAXES

Section 17.1	CUSTOMER will either pay directly all sales and use taxes properly levied by any properly constituted governmental authority upon the Services by MANUFACTURER under this Agreement or reimburse MANUFACTURER therefore if paid by MANUFACTURER at the written direction of CUSTOMER.

Section 17.2	CUSTOMER shall be responsible for taxes imposed on the inventories on CUSTOMER Supplied Materials stored at MANUFACTURER’s facilities.

Section 17.3	MANUFACTURER shall assume full responsibility for the payment of employer’s share of all federal social security taxes and all federal and state unemployment compensation taxes for all employees engaged by MANUFACTURER in performing Services under this Agreement and for the payment of all federal and state taxes of whatever sort, including gross receipts taxes, franchise taxes, and all other taxes or charges applicable to MANUFACTURER’s actions, employees, facilities and materials used for performing Services under this Agreement or applicable MANUFACTURER’s income under this Agreement.

  ARTICLE XVIII
  OVERTIME CHARGES

Section 18.1	Upon receipt of an authorization from CUSTOMER to perform services outside of MANUFACTURER’s normal hours of operation as specified in Article 12 hereof, MANUFACTURER shall charge CUSTOMER $[***] per hour with a four (4) hour minimum for overtime services.

  ARTICLE XIX

  HOURS OF OPERATION

Section 19.1	MANUFACTURER requires an appointment for all inbound and outbound shipments. MANUFACTURER's hours of operation for shipping product are 7:00 AM through 5:00 PM, Monday through Friday. MANUFACTURER's hours of operation for receiving materials are 24 hours per day, Monday through Friday, and processing are 24 hours per day, Monday through Sunday.

  ARTICLE XX
  DRUG & ALCOHOL POLICY

Section 20.1	MANUFACTURER shall enforce its drug and alcohol policy at all times, which includes but is not limited to the following:

Section 20.2	MANUFACTURER shall ensure that its employees and agents do not perform any service for CUSTOMER while under the influence of alcohol or any controlled substance. Employees and agents shall not use, possess, distribute or sell alcoholic beverages, controlled drugs or drug paraphernalia or misuse uncontrolled drugs while performing services for CUSTOMER.

  ARTICLE XXI
  FORCE MAJEURE

The obligation of the parties pursuant to this Agreement may be suspended by either party without liability hereunder due to:

a.	fire, explosion, floods, storms, earthquakes, tidal waves, war, military operations, national emergency, acts of terrorism, civil commotions, strikes, or differences with workmen or unions, or any delay or failure in delivery or receipt of Feed or Finished Product hereunder when supplies of CUSTOMER or MANUFACTURER , or the facilities of production, manufacture, transportation, or distribution of CUSTOMER or MANUFACTURER are impaired by causes beyond CUSTOMER’s or MANUFACTURER’s control or,

b.	the order, requisition, request, or recommendation of any governmental agency or acting governmental authority or court order, or CUSTOMER’s, or MANUFACTURER’s compliance therewith or,

c.	by governmental authority, or CUSTOMER’s or MANUFACTURER’s compliance therewith, or by governmental proration, regulation, or priority or,

d.	the inability of CUSTOMER or MANUFACTURER to obtain on terms deemed by MANUFACTURER to be commercially practicable, any raw material (including energy sources) or,

e.	any other delay or failure due to any cause beyond the control of the party suffering the Force Majeure, similar or dissimilar to any such causes.

When such cause or causes exist, the party affected shall have the right in its sole discretion to restrict or cease deliveries or acceptance of Feed or Finished Product hereunder; provided, however, that in any event, CUSTOMER shall accept the return or delivery of any affected Raw Material and Finished Product.

  ARTICLE XXII
  EARLY TERMINATIONS

Section 22.1	If either Party fails to perform any of its obligations under this Agreement, the other Party may eliminate shipments or receipt of deliveries until such default is cured.

Section 22.2	Either Party may terminate this Agreement at any time, without further liability, by providing the other Party with (30) day’s written notice upon the occurrence of any of the following events:
a.	The filing of bankruptcy for or on the part of the other Party (or its parent or affiliate organization).

b.	The appointment of a receiver, trustee or liquidator for all or substantially all of the assets of the other Party (or its parent or affiliate organization).
c.	An assignment by the other Party (or its parent or affiliate organization) for the benefit of its creditors.

d.	The filing of any petition by or against the other Party (or its parent or affiliate organization) asking for a reorganization under any state insolvency laws or under the Federal Bankruptcy Act.
e.	Written notice by the party not affected by a Force Majeure Event to the party affected by the Force Majeure Event if a Force Majeure Event lasts for more than thirty (30) days.

f.	If CUSTOMER determines, in its sole discretion, to exit the business of producing or selling Finished Product, then CUSTOMER may terminate this Agreement upon providing MANUFACTURER ninety (90) days written notice. CUSTOMER shall purchase all remaining Raw Materials supplied by MANUFACTURER dedicated to the manufacturing/processing of Finished Products covered in this Agreement and all Finished Product inventories from MANUFACTURER per pricing in Schedule D, “Fees & Quantities”.
g.	If MANUFACTURER determines, in its sole discretion, to exit the business of producing Finished Product, then MANUFACTURER may terminate this Agreement upon providing CUSTOMER ninety (90) days written notice. CUSTOMER will not be under any obligation to purchase any remaining Raw Materials supplied by MANUFACTURER.

ARTICLE XXIII

RIGHTS AFTER TERMINATION

Section 23.1	Upon termination of this agreement, all obligations of each Party shall cease except as stated herein and except that all warranties and all limitations of liabilities shall continue to be of full force and effect.

Section 23.2	Such termination shall not relieve the parties of any liability accrued prior to the effective date of such termination.

Section 23.3	Such termination shall not affect the continued operation of enforcement of any provision of this Agreement which survives the termination of this Agreement.

Section 23.4	Upon termination of this Agreement, MANUFACTURER shall promptly return all CUSTOMER supplied Feed to CUSTOMER at (i) CUSTOMER’s cost if CUSTOMER exits the business or (ii) at MANUFACTURER’s cost if MANUFACTURER exits the business. CUSTOMER will be allowed to remain in MANUFACTURER’s storage for a minimum of sixty (60) days at contracted storage rates to allow ample time for materials to move out.

  ARTICLE XXIV
  PRODUCT LIEN

MANUFACTURER shall have an expressed contract lien upon all materials and products at this time stored and handled hereunder for all of the charges and amounts payable by CUSTOMER to MANUFACTURER hereunder, or under any other agreements between CUSTOMER and MANUFACTURER.  Such lien shall not be exclusive, but shall be cumulative and in addition to all other legal and equitable liens, rights and remedies of MANUFACTURER’S.  Should MANUFACTURER exercise its lien rights hereunder, which shall require a minimum of thirty (30) days prior written notice to CUSTOMER, MANUFACTURER has the right to foreclose upon the product and subject to the Lien.  MANUFACTURER has the right to sell the material and/or product stored to apply against outstanding indebtedness.

  ARTICLE XXV
  BANKRUPTCY

If CUSTOMER should make a general assignment for the benefit of its creditors, or if a receiver should be appointed for the account of CUSTOMER insolvency, or should CUSTOMER fail to make prompt payment for Services defined in this agreement, MANUFACTURER may, with thirty (30) days written notice to CUSTOMER terminate this agreement.  If CUSTOMER files a petition for an order of relief under the United States Bankruptcy Code, (11 or 13 U.S.C.), MANUFACTURER shall have all rights afforded to MANUFACTURER under the Bankruptcy Code, including, but not limited to, the right to file proof of a claim for any and all amounts due MANUFACTURER for any damages which may be due under this agreement and the right to file a motion to force assumption or rejection agreement.

ARTICLE XXVI
ASSIGNMENT

This Agreement shall not be assigned, transferred, or delegated by either Party without the prior written consent of the other Party to this Agreement.

ARTICLE XXVII
NOTICES

Any notice to be given under this Agreement shall be in writing and shall be delivered personally, by certified mail (return receipt delivered), by courier or overnight delivery service, or by facsimile.  Any notice shall be effective only if and when it is received by the addressee.  For the purposes hereof, the addresses and facsimile numbers of MANUFACTURER and CUSTOMER are as follows:

If to MANUFACTURER:                    Mr. Will Baker
333 North Sam Houston Parkway, E
Suite 1250
Houston, TEXAS  77060

Phone-  (281) 272-4107
Fax-       (281) 272-4103
E-Mail-  willb@kmcoinc.com

If to CUSTOMER:                                Greg Wallace
200 Atlantic Pipeline Road
Baytown, TX  77520

Phone- (281) 383-5050
E-Mail- gregw@vertexenergy.com

ARTICLE XXVIII
PLANT VISITS

Section 28.1	Upon reasonable notice, which shall be no less than forty-eight (48) hours’ notice and when no act of Force Majeure is occurring at MANUFACTURER’s facility, MANUFACTURER shall allow CUSTOMER and/or its designated representative’s access to inspect the following:

a.	All records, including, but not limited to, financial and accounting records, which pertain direct and specifically to this Agreement and MANUFACTURER’s performance hereunder; and

b.	MANUFACTURER’s facilities at which the materials (Raw Material and Finished Product) covered by this Agreement are produced and or stored.

ARTICLE XXIX
INDEPENDENT CONTRACTOR

Section 29.1	MANUFACTURER is, and shall perform this Agreement as an independent contractor. As such, it shall have and maintain sole control over all of its employees, agents and operations. Neither MANUFACTURER nor anyone employed by it shall be, represent, act and/or purport to act, or be deemed to be the agent, representative, employee or servant of CUSTOMER.

Section 29.2	Nothing contained herein shall create the relationship of joint ventures, principal and agent, or master and servant between CUSTOMER and MANUFACTURER.

ARTICLE XXX
CONFIDENTIALITY

Section 30.1	MANUFACTURER agrees that all specifications, formulations, recommended manufacturing procedures, including rework procedures, pertaining to the Product(s) and related data and information supplied to it by CUSTOMER or acquired by it from CUSTOMER under the Confidentiality Agreement mentioned in Section 22.1 or this Agreement shall be deemed information as that term is defined in the Confidentiality Agreement and shall be treated in accordance with the terms and conditions thereof except that MANUFACTURER’s obligations of secrecy there under and hereunder shall last five (5) years from the date of termination of this Agreement.

Section 30.2	MANUFACTURER shall have the right to use information in order to perform its obligations under this Agreement or as required by law.

Section 30.3	MANUFACTURER’s obligation under this secrecy provision shall not apply, however, to Confidential Information when, after, and to the extent that the Confidential Information either:
a.	is known to the public, including legal proceedings, through no fault or participation of MANUFACTURER or its employees or agents; or

b.	was known to MANUFACTURER prior to the first disclosure to MANUFACTURER by or on behalf of CUSTOMER and MANUFACTURER can establish fact by reasonably convincing evidence; or

c.	is received by MANUFACTURER in good faith from third party, which is not subject to a secrecy obligation with respect to such information.

  ARTICLE XXXI
  SEVERABLE PROVISIONS

Section 31.1	Should any provision of this Agreement be or become invalid, void or otherwise unenforceable, the remainder of this Agreement shall continue to be binding on and inure to the benefit of both Parties. The Parties will sever any such invalid, void or unenforceable provision from this Agreement and, if necessary, use their best efforts to agree upon any changes in the Agreement which are required in order to achieve the same effect as the invalid, void or unenforceable provisions.

  ARTICLE XXXII
  WAIVER OF BREACH

Section 32.1	A failure by one of the Parties to this Agreement to assert its rights upon any breach of a covenant or condition of this Agreement shall not be deemed to be a waiver of such rights, nor shall any waiver be implied from acceptance of any payment or benefit. No such failure or waiver in writing by any one of the Parties hereto with respect to any such rights shall extend to or affect any subsequent breach or impair any right consequent thereto.

Section 32.2	Binding Agreement: Subject to the Force Majeure Section of this Agreement, the terms hereof shall be binding upon and inure to the benefit of CUSTOMER’s and MANUFACTURER’s permitted successors and assigns.

  ARTICLE XXXIII
  GOVERNING LAW

Section 33.1	This Agreement is to be construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflict of laws. In the event that the Parties are unable to resolve such dispute prior to the initiation of legal action, both CUSTOMER and MANUFACTURER submit to jurisdiction and venue in the state or federal courts of Texas.

  ARTICLE XXXIV
  CAPTIONS

Section 34.1	The captions of this Agreement are for reference purposes only and shall not affect the meaning of any provision of this Agreement.

  ARTICLE XXXV
  ENTIRE AGREEMENT

Section 35.1	This Agreement reflects the entire agreement between the parties with respect to the matters set forth herein and shall supersede any prior agreements or understandings, whether oral or in writing, except that this Agreement shall not supersede the Confidentiality Agreement signed by both Parties on April 17, 2013. Said additional agreement is expressly ratified and incorporated by reference herein. This Agreement may not be modified or amended in any manner, including prior or current course of dealing between the Parties or usage of trade, except by a writing executed by the Parties hereto. No purchase order or other form from CUSTOMER will modify, supersede, add to or in any way vary the terms of this Agreement. Any acknowledgement by an employee or agent of MANUFACTURER of such form shall be solely for informational purposes.

  ARTICLE XXXVI
  EFFECT OF FACSIMILE AND PHOTOCOPIED SIGNATURES

Section 36.1	This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

Executed _April 17____ , 2013 (“Effective Date”) at Houston, Texas

 CUSTOMER
MANUFACTURER

By:_/s/Greg Wallace____________________
By:_/s/ Will Baker__________________

Printed Name: _Gregory Wallace___________
Printed Name: Will Baker

Title:____VP__________________________
Title: Sales – Custom Processing

   Attachment-A
  Raw Materials

Petroleum distillates with a BP range of 90F to 690F.  These specifications may be changed with written approval from both parties.

An uncontrolled list of the Raw Material Feed material specifications is as follows:

Material	Supplier

I.	VSR Feedstock CUSTOMER
a.	Typical Properties not supported by incoming COA

i.	BP Range 90F – 590F

II.	Pygas Feedstock CUSTOMER
a.	Typical Properties not supported by incoming COA

i.	BP Range 105F – 590F

   Attachment-B
  Finished Product

Pygas, Gasoline blend stock and Heavy/Bottoms/Cutter Stock processed to CUSTOMER’s Specifications.  These specifications may be changed with written approval from both Parties.  In the event that the Finished Product either does not meet specification or is contaminated by MANUFACTURER, MANUFACTURER will be responsible for reprocessing the material at no additional cost to CUSTOMER or MANUFACTURER will purchase the off-spec material at the documented cost of the Feed material.

An uncontrolled list of the finished product specifications is as follows:

I.	Pygas Finished
a.	Dry Point: 390F-420F

II.	VSR Gasoline Blend Stock Finished
a.	Dry Point: 365F-405F

III.	Heavy/Bottoms/Cutter Stock
a.	Flashpoint: 140F or greater

Attachment-C
Yields

KMTEX’s production yield shall account for at least XX% of all feed provided by CUSTOMER to KMTEX.  Such accounting shall be provided to CUSTOMER on a Quarterly basis.  If production yield is below XX%, KMTEX will reimburse CUSTOMER for the value of the feed ($/lb) multiplied by the pounds short of the XX% target.  The value of the feed in this calculation is the current documented value of the effected feed from CUSTOMER based on the posting that the feed is purchased from delivered to KMTEX.

A 0.5% aggregate handling loss outside the production yield targets shall be allowed.

Attachment-D - Fees & Quantities

PYGAS FEED
o	Processing fee: $[***] per pound of Pygas Feed processed.

o	Includes a dedicated [***] barrel tank for Pygas feed, a [***] barrel tank for overheads, and a [***] barrel tank for Heavy’s/Bottoms/Cutter Stock products. These tanks will be provided at no charge as long as a minimum cumulative throughput of [***] barrels of material is processed quarterly. In the event the throughput falls below target, KMTEX reserves the right to charge tank rental or designate the tanks for other service.
VSR FEED

o	Processing Fee: $[***] per pound of VSR Feed processed. In the event that the processing rates of a feed material are significantly reduced due to a change in composition that directly effects processing, KMTEX reserves the right to renegotiate the processing fee of that particular feed material.
Tank rental and handling rates as follows:

$[***]/month for [***] barrel tank to accumulate add’l feed
$ [***] /month for a [***] barrel tank to accumulate VSR Feed

$ [***] /month for [***] gallons of additional storage for VSR feed.
GENERAL TERMS:

o	KMTEX will terminal, accumulate and blend materials and charge for tank rental and handling.
In and out charges for additional terminalled product as follows:

$ [***] per tank truck of incoming unprocessed material
$ [***] per railcar unloaded of unprocessed material

Wet, low flash fuel: Either KMTEX (at a cost plus basis) or CUSTOMER will handle the proper disposal of the water co-product from this processing.
o	Tank rental rates as follows

$ [***] /month ($[***] /day) for an 11,000 barrel tank
$ [***] /month ($[***] /day) for a 7,300 barrel tank

$ [***] /month ($[***] /day) for a 5,900 barrel tank
$ [***] /month ($[***] /day) for a 110,000 gallon tank

$ [***] /month ($[***] /day) for a 72,000 gallon tank
The expected rate of production for the terminalled and processed materials are as follows:

o	[***] - [***] barrels per quarter of material to be terminalled
o	[***] - [***] barrels per quarter of material to be processed

Regarding Additives
o	All additives being delivered to KMTEX will have to be scheduled with the KMTEX logistics department and an unloading time assigned.

o	All additives will have to be labeled with CUSTOMER name on the side of the drum / tote.
o	There will be a charge of [***] per gallon for each additive administered with a minimum charge of $ [***] for each additive.

o	It will be the responsibility of the CUSTOMER for the disposal of their empty drums. In the event that KMTEX has to dispose of any drums, there will be a charge of $ [***] per drum.
Anytime CUSTOMER requests a nitrogen roll on a take there will be a charge of $[***] per hour.

Attachment-E
Energy Surcharge

Energy surcharge fee as follows: When the natural gas rate for MMBTU billed to KMTEX from the gas company is greater than $ [***] /MMBTU
o	Variable Surcharge=(Natural Gas Price - $ [***]) x (Natural Gas Factor) x (Pounds of Feed Processed)

o	The Natural gas Factor is [***] BTU for Pound of Feed Processed

  Attachment-F
  Reporting Procedures

Upon completion of the processing, CUSTOMER will be provided a spreadsheet detailing the material balance